EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                                               NEWS
February 1, 2002                                              Nasdaq-KEST


            KESTREL ENERGY EXTENDS EXERCISE PERIOD FOR WARRANTS

     Denver, Feb. 1 - Kestrel Energy, Inc. (Nasdaq, SmallCap-KEST), an oil and gas exploration and production company, today announced that its Board of Directors approved the extension of the exercise period for its Common Stock Purchase Warrants from February 4, 2002 to March 10, 2003, and reduced the exercise price for the Warrants from $2.50 to $1.25. The Warrants were issued to holders of the Company's common stock as dividends in February of 2000.

Each warrant entitles the holder to purchase one share of Kestrel common stock at an exercise price of $1.25. The Company filed a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on March 10, 2000. The Form S-3 registered the subsequent resale of the Warrants and the sale of the shares of Common Stock underlying the Warrants.

Under certain circumstances, the Company may redeem the Warrants for $0.01 per Warrant at any prior to the expiration date, provided that a registration statement covering the Warrant shares is in effect.

"This extension of the Warrant exercise period will give our shareholders an additional period of time for them to have the opportunity to increase their ownership participation in the Company," said Barry D. Lasker, president.


Headquartered in Denver, Kestrel has producing properties in Louisiana, New Mexico, Oklahoma, South Dakota, Texas and Wyoming.

Statements made in this press release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward-looking information.
In addition, while the Company's current plans are to drill a well and develop the property cited herein at the time and in the manner described, various factors, including but not limited to actual drilling results, equipment availability or breakage, financial or other problems, could change those plans A description of the risks and uncertainties which are generally attendant to Kestrel Energy and its industry and other factors which could affect the Company's financial results are included in the Company's report to the Securities and Exchange Commission on Form 10-K.



                                 CONTACTS:
                           Kestrel Energy, Inc.
                          Barry Lasker, President
                              (303) 295-0344
                                  E-mail:
                         mtemple@kestrelenergy.com